UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Viveve Medical, Inc. (the “Company”), previously entered into a purchase agreement on June 8, 2020 (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), which provided that the Company had the right, in its sole discretion, to sell to LPC up to $10 million of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) from time to time over a 30-month period pursuant to the terms of the Purchase Agreement. The Purchase Agreement limited the Company’s sale shares of Common Stock to LPC to 3,017,625 shares of Common Stock (or 301,762 shares after giving effect to the Company’s reverse stock split in December 2020), representing 19.99% of the shares of the Common Stock outstanding on the date of the Purchase Agreement unless (i) shareholder approval was obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equaled or exceeded $0.646 per share (or $6.46 per share after giving effect to the Company’s reverse stock split), which represented the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Purchase Agreement or (B) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five business days immediately preceding the date of the Purchase Agreement, as calculated in accordance with Nasdaq Rules.

On March 31, 2021, the Company and LPC entered into a First Amendment to Purchase Agreement (the “Amendment”). The Amendment limited the Company’s sale shares of Common Stock to LPC from the date thereof to 2,068,342 shares of shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of Amendment unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement, as amended equals or exceeds $2.99 per share, which represents the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Amendment or (B) the average of the closing prices of the Common Stock on the Nasdaq Capital Market for the five business days immediately preceding the date of the Amendment, as calculated in accordance with Nasdaq Rules.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Purchase Agreement, dated March 31, 2021, by and between Viveve Medical, Inc. and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer